UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A (Rule 14a-101) Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934 (Amendment No. ) þ Filed by the Registrant ☐ Filed by a Party other than the Registrant Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement þ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12 REGIONS FINANCIAL CORPORATION (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): þ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: ☐ Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Shareholder Engagement Discussions 2021 Proxy Season The following presentation materials supplement the Definitive Proxy Statement (the "Proxy Statement") of Regions Financial Corporation (the "Company") filed with the Securities and Exchange Commission on March 5, 2021, relating to the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 21, 2021. These materials should be read in conjunction with the Proxy Statement. REGIONS FINANCIAL CORPORATION 1900 Fifth Avenue North Birmingham, Alabama 35203

2 Introduction Regions has a distinguished history of proactive shareholder engagement that has informed our corporate governance practices and executive compensation program design, with the goal of maintaining and enhancing shareholder transparency and alignment. Annual Meeting Information DATE & TIME LOCATION RECORD DATE Wednesday, April 21, 2021 9:00 A.M. Central Time Webcast at www.virtualshareholdermeeting.com/ RF2021 February 22, 2021 Proposals That Require Your Vote Proposal Board Recommendation PROPOSAL 1 – Election of Directors FOR each nominee PROPOSAL 2 – Ratification of Appointment of Independent Registered Public Accounting Firm FOR PROPOSAL 3 – Advisory Vote on Executive Compensation FOR

3 Corporate Governance Regions understands that good corporate governance is the foundation of sustainable business, and good decision-making is necessary for creating shareholder value over the long term *Includes gender, race/ethnicity, and sexual orientation (LGBTQ+). Our Corporate Governance Principles affirm that the Board will seek members from diverse professional backgrounds, who combine a broad spectrum of experience and expertise with a reputation for integrity, such that the Board will maintain an appropriate mix of skills and characteristics to meet the needs of the Company. As described in the Corporate Governance Principles, the NCG Committee considers diversity in its recruitment and nomination of individuals for directorship. Board of Directors – Profile Other Corporate Governance Highlights Independent Adopted Chair of the Board Human Rights Statement; Supplier Code of Conduct; and Environmental Sustainability Policy Statement and Goals No Hedging/ Pledging 50% Directors and executive officers are not permitted to enter into hedging agreements or pledge stock Standing Board committees chaired by women 72 Years Rooney Rule Mandatory Director retirement age (however, rare exceptions can be made in certain situations) Adopted a version for Director candidate and Section 16 Executive Officer searches, including CEO succession Year-Round Engagement No Overboarded Directors With institutional shareholders, including Director-Shareholder Engagement Under ISS’ and Glass Lewis’ Guidelines and market standards NCG Committee Oversight Of the Company’s ESG-related practices and disclosures

Environmental & Social Highlights

GENERATING Consistent Sustainable Long-term Performance

Environmental

Environmental Sustainability Policy Statement

- 2023 goals: **30%** reduction in Scope 1 and Scope 2 **greenhouse gas emissions** + **30%** reduction in **energy use**
- Discussing the creation of new environmental goals for anticipated release by end-of-year

Sustainable Finance

- **Over $575 million** in renewable energy financing
- Sustainable management of **over 1 million acres** of timberland
- **97% growth** year-over-year in client assets allocated to ESG-focused investment products

Sustainable & Innovative Operations

- Reduced internal copy paper use by **32%**
- Saved **116 million** sheets of paper through account document digitalization
- **2.9 million** active digital customers

Our stand-alone ESG disclosures include:

- Annual Review & ESG Report
- GRI Content Index
- CDP Climate Change Questionnaire Response
- SASB Disclosure
- TCFD Report (ant. mid-2021)

Social

Diversity, Equity, & Inclusion

- Week of Understanding and Listening Tours
- Market-Level Table Talks
- Inclusion Observance Days
- 10 focused Diversity, Equity, & Inclusion Networks

Talent Management & Total Rewards

- **Competitive** pay
- **Fully paid** leave for new parents
- Associate **assistance** and **health & wellness** programs
- Access to **leadership development** programs and **Regions Edge**, a customized learning experience platform
- Additional **benefits**, **resources**, and **compensation** during COVID-19 pandemic

Community Engagement

- **$29.4 million** in philanthropic and community giving[(1)]
- Provided financial education to **1.8 million** people
- Associates logged **37,500** volunteer hours
- Contributed **$5.3 million** in COVID-19 relief[(2)]
- Committed **$12 million** over 2 years to advance programs and initiatives promoting racial equity and economic empowerment[(1)]

Represents activity from January 1, 2020 to December 31, 2020. (1) By Regions Bank and the Regions Foundation®. (2) From Regions Bank, the Regions Foundation, and our associates.

REGIONS 4

5 Historical Performance Regions Stock Performance* (assuming $100 invested on December 31, 2015) Investment in Regions over the long term has been solid compared to the S&P, particularly with respect to the banking industry Cumulative Total Return 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 12/31/2020 Regions $100.00 $153.40 $188.60 $149.81 $199.69 $196.43 S&P 500 Index $100.00 $111.95 $136.38 $130.39 $171.44 $202.96 S&P 500 Banks Index $100.00 $124.31 $152.34 $127.30 $179.03 $154.41 *Reproduced from Regions’ 2021 Proxy Statement.

6 Historical Performance When compared to our peers, TSR has been in the top quartile of peer performance over the time periods considered for our 2020 compensation plans

7 Compensation Philosophy Balanced, performance-based compensation philosophy ◦ Compensation opportunities should be set at competitive levels ◦ Pay for performance based on clear and focused goals ◦ Promote shared value through alignment of the long-term interests of our shareholders, customers, and associates ◦ Balanced programs incenting sustainable, profitable growth without encouraging unreasonable risks ◦ Fair and equitable compensation programs align with our corporate values Strong bias to long-term, performance-contingent compensation opportunities

8 Pay-for-Performance Alignment Over the six-year period beginning in 2015, incentive plan payouts have been closely aligned with the shareholder experience MIP* 83% 109% 158% 155% 106% 101% LTIP** 75% 88% 100% 125% 114% 99% * Represents the corporate performance factor payout as a % of target for Management Incentive Plan (MIP) – annual cash plan ** Represents total payout as a % of target for the Long-term Incentive Plan (LTIP) for the 3-year period ending in the years referenced above

9 2020 Executive Compensation Program Program design similar to that of previous years, which had garnered strong shareholder support ◦ Modest and targeted changes to compensation levels based on performance and market competitiveness ◦ Short-term incentive plan design is largely based on shared pre-determined financial goals ◦ Short-term goals include a bi-directional modifier for customer experience (a measure of customer service and loyalty as evaluated and reported by the Gallup organization) and downward only risk modifiers based on capital and liquidity requirements ◦ Individual goals for each executive under the short-term incentive plan include other tailored evaluations on non-financial performance metrics including important risk-related and ESG factors ◦ Long-term incentive plan compensation makes up the largest portion of executive pay, and performance components in that plan are based on evaluation of important measures on both an absolute and relative basis ◦ Historical shareholder approval has averaged approximately 94% in each of the last three years

10 2018-2020 Long-Term Incentive Plan As described in the proxy, the CHR Committee approved an adjustment to the 2018-2020 LTIP award performance measurement methodology * Note: assumes $100 investment made on 1/2/18 and reinvestment of dividends Shareholder Regions Participant The resulting payout outcome was determined to be a fair and balanced outcome based on our projected payout prior to the impact of the COVID-19 pandemic and the shareholder experience over the same period 12 /3 1/ 20 20 V al ue 3-Year Shareholder v. Regions Participant Experience $102.43 $92.18 $100.20 $53.64 Per $100 Invested* (Regions) Per $100 Invested* (Peer Group Avg.) Per $100 of 2018 Performance Award Target Value (99% Payout) Per $100 of 2018 Performance Award Target Value (53% Payout) $0.00 $25.00 $50.00 $75.00 $100.00 $125.00 With Adjustments Without Adjustments

11 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: ◦ Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. ◦ Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. ◦ Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. ◦ The impact of pandemics, including the ongoing COVID-19 pandemic, on our businesses, operations, and financial results and conditions. The duration and severity of the ongoing COVID-19 pandemic, which has disrupted the global economy, has and could continue to adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values, and result in lost revenue or additional expenses. The pandemic could also cause an outflow of deposits, result in goodwill impairment charges and the impairment of other financial and nonfinancial assets, and increase our cost of capital. ◦ Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. ◦ The effect of changes in tax laws, including the effect of any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. ◦ Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. ◦ Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. ◦ Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. ◦ Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. ◦ Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. ◦ Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. ◦ Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. ◦ Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. ◦ Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the recent change in U.S. presidential administration and control of the U.S. Congress, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. ◦ Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock or other regulatory capital instruments, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-looking statements

12 Forward-looking statements (continued) ◦ Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. ◦ Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. ◦ The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. ◦ The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. ◦ Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. ◦ Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. ◦ The risks and uncertainties related to our acquisition or divestiture of businesses. ◦ The success of our marketing efforts in attracting and retaining customers. ◦ Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. ◦ Fraud or misconduct by our customers, employees or business partners. ◦ Any inaccurate or incomplete information provided to us by our customers or counterparties. ◦ Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. ◦ Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. ◦ The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. ◦ The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. ◦ The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. ◦ Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. ◦ Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. ◦ Our ability to achieve our expense management initiatives. ◦ Market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans. ◦ Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.

13 ◦ The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. ◦ The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. ◦ The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. ◦ Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to shareholders. ◦ Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. ◦ Other risks identified from time to time in reports that we file with the SEC. ◦ Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. ◦ The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC. Further, statements about the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic (including any second wave or resurgences), actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-looking statements (continued)

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